As Filed with the Securities and Exchange Commission on December 8, 1998


                                                  REGISTRATION NO. _______
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               ---------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                             ---------------

                       MACDERMID, INCORPORATED
        (Exact Name of Registrant as Specified in Its Charter)
                           ---------------

         CONNECTICUT                          06-0435750
        (State or Other Jurisdiction        (I.R.S. Employer
        of Incorporation or Organization)    Identification Number)

                          245 FREIGHT STREET
                       WATERBURY, CT 06702-0671
                             (203) 575-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                Registrant's Principal Executive Offices)
                             ---------------

                                                   Copies to:

      DANIEL H. LEEVER                             MICHAEL E. MOONEY, ESQ.
Chairman of the Board and Chief Executive Officer  Nutter, McClennen & Fish,
                                                   LLP
MacDermid, Incorporated                            One International Place
245 Freight Street                                 Boston, MA 02110-2699
Waterbury, CT 06702                                (617) 439-2000
(203) 575-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, Of Agent for Service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]




    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------





























                          CALCULATION OF REGISTRATION FEE
                                      PROPOSED      PROPOSED
                                      MAXIMUM       MAXIMUM
TITLE OF EACH CLASS                   OFFERING      AGGREGATE    AMOUNT OF
OF SECURITIES TO BE   AMOUNT TO BE    PRICE PER     OFFERING     REGISTRATION
REGISTERED            REGISTERED<F1>  SHARE         PRICE<F1><F2>FEE<F7>

Debt Securities<F3>
Preferred Stock,  No
  par value per
  share<F4>          $300,000,000    <F2>          $300,000,000  $84,300
Common Stock, No
  par value per share,
 <F5>
Warrants<F6>

<F1>   In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

<F2>   The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

<F3>   Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate principal amount of Debt Securities as shall be issuable upon exercise of Warrants registered hereby.

<F4>   Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby.

<F5>   Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time, by the Registrant, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company. There is also being registered hereunder an indeterminate number of shares of Common Stock including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as shall be issuable upon conversion of the Preferred Stock or Debt Securities or exercise of Warrants registered hereby.








<F6>  Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase shares of Preferred Stock or Common Stock, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as the case may be, registered pursuant to this Registration Statement.

<F7>   Calculated pursuant to Rule 457(o) of the rules and regulations (the
       "Rules and Regulations") under the Securities Act of 1933, as amended.

                          PROSPECTUSSUBJECT TO COMPLETION
                             PRELIMINARY PROSPECTUS
                             DATED DECEMBER 8, 1998

                             MACDERMID, INCORPORATED

                                $300,000,000

                          DEBT SECURITIES, PREFERRED STOCK,
                             COMMON STOCK AND WARRANTS

The securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus. Any securities may be offered with other securities or separately. Debt securities or preferred stock may be exchangeable for or convertible into shares of common stock. The aggregate offering price of the securities will not exceed $300,000,000.

This Prospectus provides a general description of the securities being registered. MacDermid, Incorporated (the "Company") will provide supplements to this Prospectus (each a "Prospectus Supplement") which will contain more specific information as to the defining characteristics of the securities and, as applicable, the Company will provide information on United States federal income tax considerations relating to the securities. More information on the Company may be obtained from the sources described herein (see "Information Available to You").


The securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time (see "Plan of Distribution").


The Company's common stock is listed on the New York Stock Exchange under the symbol "MRD."

This Prospectus may not be used to consummate a sale of securities unless accompanied by the applicable Prospectus Supplement.







                       NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                       NOR ANY STATE SECURITIES COMMISSION PASSED UPON
                             THE ACCURACY OF THIS PROSPECTUS.
                 ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. MACDERMID MAY NOT SELL THESE SECURITIES UNTIL A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


The date of this Prospectus is  December 8, 1998.




















































                               TABLE OF CONTENTS


Information Available to You                        3

Incorporation of Certain Documents by Reference     3

The Company                                         4

Ratio of Earnings to Fixed Charges                  4

Use of Proceeds                                     4

Plan of Distribution                                4

Description of Stock                                5

Description of Debt Securities                      6

Description of Warrants                             8

Certain Provisions in the Charter and By-laws      10

Experts                                            10

Legal Matters                                      10

Indemnification Under the Securities Act of 1933   10































                               INFORMATION AVAILABLE TO YOU

       The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy the Registration Statement on Form S-3 (and the exhibits and schedules thereto) of which this Prospectus is a part, as well as reports, proxy statements and other information filed by the Company, at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can call the Commission at 1-800-732-0330 for information regarding the operation of its Public Reference Room. The Commission also maintains a World Wide Web site at (http://www.sec.gov) that contains reports, proxy and other information regarding registrants (like the Company) that file electronically. In addition, the Company's common stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Commission allows this Prospectus to "incorporate by reference" certain other information that the Company files with The Commission, which means that the Company can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that the Company files later with the Commission will automatically update and replace this information. The Company incorporates by reference the documents listed below and any future filings made by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 until the Company has sold all of the securities the Company has registered.

  a.   Annual Report on Form 10-K for the fiscal year ended March  31, 1998;
  b. Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998;
  c.   Current Report on Form 8-K, dated January 15, 1998;
  d. The Company's Proxy Statement relating to its Annual Meeting of Stockholders held on July 22, 1998; and
  e. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 001-13889) filed February 17, 1998 and any amendments or reports filed for the purpose of updating such description.











       Any statement contained herein or in a document incorporated by reference herein will be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded should not be considered, except as so modified or superseded, to constitute a part of this Prospectus.

       You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement. The Company has not authorized any other person to provide you with different information.
If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

       If you make a request for such information in writing or by telephone, the Company will provide you, at no cost, a copy of any and all of the information incorporated by reference in the Registration Statement of which this Prospectus is a part. Requests should be directed to John L. Cordani, Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, CT 06702 (telephone no. (203) 575- 5700).



































                                     THE COMPANY

       The Company, incorporated in Connecticut in 1922, develops, produces and markets a broad line of specialty chemical products which are used in the surface finishing, electronics and graphic arts industries. The Company also markets chemical supplies and equipment produced by others. In 1995, the Company acquired a business which manufactures and sells proprietary products including photoresists, used to imprint electrical patterns on circuit boards, and photopolymer printing, which reproduces quality graphics on package printing and in-store displays. The Company is geographically diversified with markets in North America, Europe, and Asia. The Company's principal executive offices are located at 245 Freight Street, Waterbury, Connecticut 06702, and its telephone number is (203) 575-5700.




                         RATIO OF EARNINGS TO FIXED CHARGES
       The following table sets forth the Company's ratio of earnings to fixed charges for the six-month periods ended September 30, 1998 and 1997 and the five years ended March 31, 1998, 1997, 1996, 1995 and 1994:

            SIX MONTHS    SIX MONTHS       YEARS ENDED MARCH 31
            ENDED         ENDED
            SEPT 30, 1998 SEPT 30, 1998
              (unaudited)  (unaudited)    1998   1997   1996    1995    1994
            ============= ============== ====== ====== ======  ======  ======
Ratio of
earnings to        6.91:1      7.94:1    7.53:1 6.76:1 6.05:1  7.66:1  7.72:1
fixed charges<F1>


<F1>   For purposes of calculating this ratio, fixed charges consist of interest cost (interest expense plus capitalized interest), one-third of estimated rent expense as representative of the interest portion of rentals and amortization of debt expense, and earnings consist of earnings (loss) before income taxes and discontinued operations and before (i) interest expense; (ii) amortization of capitalized interest in cost of sales; (iii) income from unconsolidated joint ventures;
       (iv) depreciation and amortization; (v) amortization of excess of cost over net assets acquired; (vi) one-third of estimated rent expense as representative of the interest portion of rentals and amortization of debt expense, and includes income distributions from unconsolidated joint ventures.







                                    USE OF PROCEEDS

       Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the debt securities, preferred stock, common stock and warrants registered hereunder (the "Securities") for general corporate purposes, including, among other things, the development and sale of new products, the acquisition of new properties and the repayment of existing indebtedness.

                                PLAN OF DISTRIBUTION

       The Securities may be sold (i) through agents; (ii) through underwriters; (iii) through dealers; (iv) directly to purchasers (through a specific bidding or auction process or otherwise); or (v) through a combination of any such methods of sale. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

       Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

       If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

       If a dealer is utilized in the sale of the Securities, the Company or an underwriter will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.


       Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.








       Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable Prospectus Supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.



















































                                DESCRIPTION OF STOCK

       The summary of the terms of the stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the charter and bylaws of the Company and applicable law. See "Information Available to You."

GENERAL

       The Company has authorized 75,000,000 shares of common stock, no par value (the "Common Stock"), and 2,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). As of December 1, 1998, 25,136,349 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.


PREFERRED STOCK

       The Board of Directors of the Company has the authority, without further action by the Company's stockholders, to determine the principal rights, preferences and privileges of the unissued Preferred Stock.

COMMON STOCK

       Subject to the preferential rights of any series of Preferred Stock that may be outstanding, all shares of Common Stock participate equally in any dividends declared by the Board of Directors and in the net assets of the Company on liquidation. Holders of shares of Common Stock are entitled to one vote for each share held of record and have no conversion, exchange, preemptive or cumulative voting rights. All outstanding shares of Common Stock are fully paid and nonassessable.

  The transfer agent and registrar for the Common Stock is the Harris Trust Company of New York.

                    DESCRIPTION OF DEBT SECURITIES

  The following sets forth certain general terms and provisions of each indenture under which the debt securities are to be issued (as amended or supplemented from time to time, each an "Indenture"). The particular terms of the debt securities being registered hereunder (the "Debt Securities") will be set forth in a Prospectus Supplement relating to such Debt Securities. The Debt Securities are to be issued under one or more Indentures, to be entered into between the Company and a trustee chosen by the Company and qualified to act under the Trust Indenture Act of 1939, as amended (the "TIA") (together with any other trustee(s) chosen by the Company and appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The form of Indenture has been filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Information Available to You." The Indentures are subject to, and governed by, the TIA. The Company will execute an Indenture if and when the Company issues any Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures (including those terms made a part of the Indenture by reference to the TIA) and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. References below to an "Indenture" are deemed to constitute a reference to the applicable Indenture under which a particular series of Debt Securities is issued.


GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in authorizing resolutions or a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global Debt Securities; (vii) any provisions regarding the right of the Company to redeem or purchase Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount at which Debt Securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; (xi) the terms, if any, upon which Debt Securities may be subordinated to other indebtedness of the Company; (xii) any additions to, modifications of or deletions from the terms of the Debt Securities with respect to Events of Default or covenants or other provisions set forth in the Indenture; and (xiii) any other material terms of the Debt Securities, which may be different from the terms set forth in this Prospectus.






EVENTS OF DEFAULT AND REMEDIES

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Debt Securities of such series; default for 30 days in payment of any installment of interest on any Debt Security of such series; default by the Company for 60 days after notice in the observance or performance of any other covenants in the Indenture relating to such series; and certain events involving bankruptcy, insolvency or reorganization of the Company. The Indenture provides that the Trustee may withhold notice to the holders of any series of Debt Securities of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of Debt Securities) if the Trustee considers it in the interest of the holders of such series of Debt Securities to do so.


     The Indenture provides that if any Event of Default has occurred and is continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than a certain specified percentage in principal amount of such series of Debt Securities then outstanding may declare the principal of all the Debt Securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the Debt Securities of such series then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any continuing Default or Event of Default in payment of principal or interest) with respect to such series of Debt Securities. Holders of a majority in principal amount of the then outstanding Debt Securities of any series may rescind an acceleration with respect to such series and its consequences (except an acceleration due to nonpayment of principal or interest on such series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series have been cured or waived.

     The holders of a majority in principal amount of the Debt Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such series, subject to certain limitations specified in the Indenture.




















DEFEASANCE OF INDENTURE

     The Indenture permits the Company to terminate all of its obligations under the Indenture as they relate to any particular series of Debt Securities, other than the obligation to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations, at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.


     In addition, the Indenture permits the Company to terminate all of its obligations under the Indenture as they relate to any particular series of Debt Securities (including the obligations to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations) at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.


TRANSFER AND EXCHANGE

     A holder will be able to transfer or exchange Debt Securities only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.















AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of at least a majority in principal amount of the Debt Securities of such series then outstanding, and any existing Default under, or compliance with any provision of the Indenture relating to a particular series of Debt Securities may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of such Debt Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. Without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or the Debt Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; to make any change that does not adversely affect the legal rights of any holder; or to create a series and establish its terms.

     Without the consent of each holder affected, the Company and the Trustee may not (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest; (iii) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions with respect to redemptions or mandatory offers to repurchase Debt Securities pursuant to certain covenants set forth in the Indenture; (iv) make any Debt Security payable in money other than that stated in the Debt Security; (v) modify the ranking or priority of the Debt Securities; or (vi) waive a continuing default in the payment of principal of or interest on the Debt Securities.

      The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to holders in accordance with the terms of the Indenture.

CONCERNING THE TRUSTEE

     The Indenture provides that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.


GOVERNING LAW

     The Indenture and the Debt Securities will be governed by the laws of the State of Connecticut without giving effect to principles of conflict of laws.






                              DESCRIPTION OF WARRANTS

     The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Common Stock (the "Common Stock Warrants") or other securities issued by the Company or another issuer (the "Other Warrants," collectively with the Debt Warrants, the Preferred Stock Warrants and the Common Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.


DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the aggregate number of such Debt Warrants; (iii) the price or prices at which such Debt Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (v) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;
(vi) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (viii) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (ix) a discussion of material federal income tax considerations, if any; and (x) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.


     Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.











PREFERRED STOCK WARRANTS, COMMON STOCK WARRANTS AND OTHER WARRANTS

     The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants, Common Stock Warrants, and Other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the number of such Warrants issued with each share of Preferred Stock, Common Stock or other securities of the Company or another issuer; (v) any provisions for adjustment of the number or amount of shares of Preferred Stock, Common Stock or other securities of the Company or another issuer receivable upon exercise of such Warrants or the exercise price of such Warrants; (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock, Common Stock or other securities of the Company or another issuer will be separately transferable; (vii) if applicable, a discussion of material federal income tax considerations; (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and (x) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities, shares of Preferred Stock or Common Stock, or amounts of other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities, shares of Preferred Stock or Common Stock or other securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

















                  CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS

     Business Transactions. The restated certificate of incorporation, as amended, of the Company (the "Charter") requires, for the approval of any merger or consolidation or other business reorganization or combination of the Company (a "Business Transaction") with or into a person who is a Significant Stockholder (as defined below), an affirmative vote of at least eighty percent (80%) of the number of votes at the time entitled to be cast by stockholders of the Company generally in the election of directors, including at least sixty-six and two-thirds percent (66 2/3%) of the number of votes at the time so entitled to be cast by stockholders of the Company other than by a Significant Stockholder to or with whom the Business
Transaction is proposed to be effected.   The voting requirements set forth
above do not apply to any Business Transaction with a Significant Stockholder if such transaction is approved by a majority of the Board of Directors, but only if a majority of the members of the Board of Directors acting on such matter were Directors prior to the date on which such stockholder became a Significant Stockholder. A "Significant Stockholder" means any person owning beneficially, directly indirectly, shares of capital stock of the Company entitled to cast fifteen percent (15%) or more of the votes entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock, voting as one class.

     Amendment of Charter and Bylaws. The provisions of the Charter set forth above may not be amended without the approval of the holders of at least eighty percent (80%) of the outstanding voting securities of the Company and such affirmative vote must include sixty-six and two-thirds percent (66 2/3%) of the outstanding voting securities not beneficially owned by a Significant Stockholder; or the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the Board of Directors and the submission of the vote to the stockholders for their consideration but only if the majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors (as defined in the Charter).

     The Bylaws of the Company (the "Bylaws") may be altered or amended at any meeting of the directors, whether annual, regular, or special, by a majority of the directors, provided that in the call of such meeting notice of intention to amend the by-laws shall have been given, unless a proper waiver has been signed by all of the directors dispensing with notices of any meeting.

                                     EXPERTS

     The financial statements incorporated by reference in this registration statement have been audited by KPMG Peat Marwick LLP, certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.










                                 LEGAL MATTERS

     Nutter, McClennen & Fish, LLP has rendered an opinion (filed as an exhibit to the Registration Statement) with respect to the validity of the Securities being offered hereby. If certain legal matters in connection with offerings made by this Prospectus are passed on by counsel for the underwriters of an offering of those Securities, that counsel will be named in the Prospectus Supplement relating to that offering.

                INDEMNIFICATION UNDER THE SECURITIES ACT OF 1933

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.




















                                         PART II

                         INFORMATION NOT REQUIRED IN PROSPECTUS

                   ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses, other than underwriting discounts and commissions in connection with the offering of the Securities being registered, are set forth below. All of such expenses are estimates, except the Securities Act Registration fee.

Securities Act Registration Fee               $ 84,300.00

Printing Fees                                 $  8,000.00

Legal Fees and Expenses                       $ 15,000.00

Accounting Fees and Expenses                  $  5,000.00

Miscellaneous Expenses                        $ 25,000.00

    Total                                     $137,300.00


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Connecticut Business Corporation Act, Sections 33-770 to 33-778, inclusive, and Article 11 of MacDermid, Incorporated (the "Registrant")'s by-laws, contain provisions authorizing indemnification by the Registrant of directors, officers and employees of the Registrant against certain liabilities and expenses which they may incur as directors, officers and employees of the Registrant or of certain other corporations. Section 33-773 also provides that such indemnification may include payment by the Registrant of expenses incurred in defending a proceeding in advance of the final disposition of such proceeding, upon certain representations being made by such indemnified person as to his or her good faith belief that he or she has met the relevant standard of conduct and upon agreement by the person indemnified to repay such payment if he or she shall be adjudicated not entitled to be indemnified under Sections 33-772, 33-774 or 33-775.

     Section 33-777 provides that the Registrant may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, employee or agent of another entity against liability asserted against or incurred by such person in such capacity, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under Sections 33-770 to 33-778 inclusive. The Registrant maintains an officer's and director's liability insurance policy.








ITEM 16. EXHIBITS

3.1        Certificate of Incorporation of the Registrant as amended

3.5        Bylaws of the Registrant

4.1(a)     Form of Senior Debt Securities Indenture

4.1(b)     Form of Senior Subordinated Debt Securities Indenture

4.1(c)     Form of Subordinated Debt Securities Indenture

4.2+       Form of Note

4.3+       Form of Warrant

4.4+       Form of Warrant Agreement

4.5+       Form of Underwriting Agreement

5.1        Opinion of Nutter, McClennen & Fish, LLP

12.1       Statement of Computation of Ratios

23.1       Consent of KPMG Peat Marwick LLP

23.2       Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1)

24.1       Power of Attorney (included on signature page of this Registration
           Statement)

25.1+      Statement of Eligibility of Trustee on Form T-I

+To be filed by Current Report on Form 8-K to be incorporated herein by reference or by post-effective amendment.




























ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.










  The undersigned Registrant hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.





















 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on the 8 day of December, 1998.

MACDERMID, INCORPORATED

By:   /s/  Daniel H. Leever
      --------------------------
     Chairman of the Board and
     Chief Executive Officer














































POWER OF ATTORNEY

     We, the undersigned officers and directors of MacDermid, Incorporated, do hereby constitute and appoint Daniel H. Leever and John L. Cordani, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE              TITLE                            DATE



/s/ Daniel H. Leever       President, Chief Executive       November 30, 1998
                         Officer and Chairman of the Board


/s/ Gregory M. Bolingbroke Principal Financial and          November 30, 1998
                           Accounting Officer and Controller


/s/ Harold Leever          Director                         November 30, 1998


/s/ Donald G. Ogilvie      Director                         November 30, 1998


/s/ James C. Smith         Director                         November 30, 1998


/s/ Thomas W. Smith        Director                         November 30, 1998


547208